Exhibit 10.1

RESOLUTION OF THE SHAREHOLDERS

OF

ALTEROLA BIOTECH, INC.

The following is a true copy of the resolution duly adopted by the Majority of the Shareholders of the Corporation at a special meeting, notice to this meeting having been waived, held this 26th day of March, 2018;

WHEREAS there has been presented to and considered by this meeting a Motion to effectuate a new Board of Directors of the Company;

NOW THEREFORE BE IT RESOLVED that the majority of shareholders (62.17%) having considered this matter, and having opened the floor to all those who voice a preference in the issue and pursuant to §78.320 have overwhelmingly decided and RESOLVED that we have elected:

PETER E. MADDOCKS as Director & CFO

The Above qualified person, having been nominated, has accepted his position as DIRECTORS and CFO of the Company.

Said Motion is hereby passed and the corporate books, records and the Company shall file this Resolution in the corporate records.

Dated: 26th March, 2018.

_____________________

Peter Maddocks, on behalf of London Pharma Holdings Ltd., Majority Shareholders